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                                                                     EXHIBIT 4.1

                         ANADARKO PETROLEUM CORPORATION

                              OFFICERS' CERTIFICATE

            We, Albert L. Richey and Suzanne Suter, Vice President and Treasurer, and Corporate Secretary, respectively, of Anadarko Petroleum Corporation, a Delaware corporation (the "Company"), hereby certify, pursuant to Sections 102, 201 and 301 of the Indenture, dated as of March 9, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), that the authorized officer has determined, pursuant to the authority granted to him by the Executive Committee of the Board of Directors of the Company at its meeting held on February 18, 2002, that the terms of a series of Securities to be issued under the Indenture, and the form thereof, are as follows:

Designation of Securities     5 3/8% Notes due 2007 (the "Notes").

Aggregate Principal Amount    $650,000,000, except for Notes authenticated and
                              delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the
                              Indenture and except for any Notes which pursuant to Section 303 are deemed to never to have been authenticated and delivered. The Company may reopen this series of Notes for additional issuances from time to time pursuant to the terms of the Indenture.

Denominations                 $1,000 and any integral multiple thereof.

Stated Maturity Date          March 1, 2007.

Interest Rate                 5 3/8% per annum from February 22, 2002.

Interest Payment Dates Interest payable semiannually on March 1 and September 1, commencing September 1, 2002.

Regular Record Dates          February 15 or August 15 next preceding an
                              Interest Payment Date.

Optional Redemption           The Notes may be redeemed at any time prior to
                              maturity at the option of the Company, in whole or in part, on the terms and at the redemption price specified in the form of Note attached hereto as Annex A, and in accordance with the terms of the Indenture.

Place of Payment              The principal of (and premium, if any) and
                              interest on the Notes shall be payable, Notes may be surrendered for registration of transfer, Notes may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the places designated therefore in the Indenture.

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Other                         Terms The provisions of Article Twelve of the
                              Indenture shall not apply to the Notes.

Global Securities             The Notes shall be issued as a Global Security.
                              The Depository Trust Company shall be the
                              Depositary.

Settlement                    Payments in respect of principal of (and premium
                              if any) and interest on the Notes shall be made by the Company in immediately available funds.

Form of Notes                 Attached as Annex A, and incorporated herein by
                              reference.

We further certify that:

      1. We have read Sections 102, 202, 203 and 301 of the Indenture and the definitions in the Indenture relating thereto.

      2. The statements made herein are based either upon our personal knowledge or on information, data and reports furnished to us by the officers, counsel or employees of the Company who have knowledge of the relevant facts.

      3. In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the determination of the terms of the Notes and the form thereof, and the authentication and delivery of the Notes, have been complied with.

      4. In our opinion, all conditions precedent to the determination of the terms and form of the Notes and to the authentication by the Trustee of $650,000,000 principal amount thereof have been complied with and such Notes may be delivered in accordance with the Indenture.

      Capitalized terms not otherwise defined herein have the meaning provided in the Indenture.


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            IN WITNESS WHEREOF, we have hereunto signed our names this 22nd day of February, 2002.


                                     /s/  ALBERT RICHEY
                                    ------------------------------------
                                    Albert L. Richey
                                    Vice President and Treasurer


                                     /s/  SUZANNE SUTER
                                    ------------------------------------
                                    Suzanne Suter
                                    Corporate Secretary



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